Exhibit 10.2

Inozyme Pharma, Inc.
321 Summer Street
Suite 400
Boston, Massachusetts 02210

March 21, 2023

Axel Bolte

[**]

Dear Axel:

As we have discussed, you are retiring and resigning from employment with Inozyme Pharma Switzerland GmbH (the “Company”), effective April 30, 2023 (the “Separation Date”). By countersigning and returning this letter agreement, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 3. The severance benefits described in paragraph 2 below will be subject to you adhering to this letter agreement and returning a signed waiver in the form of Annex 1 on but not earlier than May 31, 2023 and not revoking your agreement to the waiver in Annex 1 (as described below) during the seven (7) day period after you have signed or timely revoking paragraph 4(b) below, in either case by notifying me in writing.

Although your receipt of the severance benefits is expressly conditioned on you entering into this letter agreement and Annex 1 and not revoking Annex 1 or paragraph 4(b), the following will apply regardless of whether or not you do so:

•
As of the Separation Date, all usual salary payments from the Company as well as any of its direct and indirect affiliates (i.e. any entity which, directly or indirectly, controls, or is controlled by, or is under common control with such entity) from time to time the "Group", each a "Group Company") will cease and any continuing benefits you were entitled to as of the Separation Date under Company- or Group-provided benefit plans, programs, or practices will terminate, except as required by law or as otherwise set forth herein.
•
You will receive on the Separation Date payment for your final wages accrued through the Separation Date (less applicable deductions), if not already paid at the ordinary payroll date.
•
Until the Separation Date you have 53.33 accrued or accruing vacation hours. You will endeavor to take any vacation days by the Separation Date. If this is not possible, the remainder will be paid out at a rate of $275.60 gross (less applicable deductions) per hour of vacation time.
•
You are obligated to keep confidential and not to use or disclose any and all non-public information concerning the Company and/or the Group that you acquired during the course of your employment with the Company or any other Group Company, including any non-public information concerning the Company’s and/or the Group's business

1

affairs, business prospects, and financial condition, except as otherwise permitted by paragraph 10 below. Further, you remain subject to any and all continuing obligations that you may have pursuant to any previous agreement with the Company and/or any other Group Company, including, as may be applicable and without limitation, the Proprietary Rights, Non-Disclosure, Developments, Non-Competition and Non-Solicitation Agreement dated July 1, 2020 (the “Restrictive Covenants Agreement”); provided, that, the post-employment term of any such covenants shall commence from the Separation Date.
•
You must return to the Company no later than the Separation Date all property of the Company and/or any other Group Company (other than your laptop and cell phone previously provided by the Company in accordance with the terms of paragraph 7 below). However, if you enter into the Consulting Agreement described below, you may retain such Company and/or Group Company property as needed to perform the services contemplated by such Consulting Agreement while performing services under the Consulting Agreement, and for so long as you serve on the Inozyme Board (as defined below), you may retain such Company and/or Group Company property as needed to perform services as a member of such board. For the avoidance of doubt, you may retain your contacts, calendar and personal correspondence and all information needed for your personal tax return preparation purposes.
•
The Company will notify the pension fund regarding the termination of your employment. Please be aware that the current insurance coverage will end at the latest 31 days (accident insurance) respectively 30 days (pension insurance) after the Separation Date. You are advised to take out your own insurance.

The following numbered paragraphs set forth the terms and conditions that will also apply if you sign this letter agreement.

1.
Resignation from Position(s); Continued Board Service – You hereby resign as of April 1, 2023 from your position as Chief Executive Officer of the Company, as President and Chief Executive Officer of Inozyme Pharma, Inc. (“Inozyme”) and from any and all other positions you hold as an officer of the Company or any Group Company, and you further agree to execute and deliver any documents reasonably necessary to effectuate such resignations, as requested by the Company or any Group Company; provided, however, that if you timely sign and do not revoke Annex 1 and you do not timely revoke paragraph 4(b), you will continue to serve as a member of the Inozyme Board of Directors (the “Inozyme Board”) following the Separation Date and further provided that, on the Separation Date, you will enter into the Consulting Agreement attached hereto as Annex 2 to serve as a Senior Advisor to the Company. For the avoidance of doubt, you will remain a Company employee through the Separation Date at the same compensation levels despite such resignations, making yourself available to assist with any transition duties requested by the Company but not providing regular services to the Company, and the Employment Contract between you and the Company dated March 24, 2021 (the “Employment Contract”) will remain in effect and will continue to govern your employment through the Separation Date, provided, however, that you agree that you will not be eligible to terminate your employment for Good Reason (as defined in Exhibit A to the Employment Contract) after the date hereof. During this period, you shall be permitted to work remotely and shall not be required to provide services at levels greater than prior to the date hereof. Further, for the avoidance of doubt, it is understood that, while you continue to serve as a member of the Inozyme Board and/or as a consultant to the Company, your existing equity awards that vest solely based on the passage of time shall continue to vest and become free from forfeiture through such period of service on the Inozyme Board and/or as a consultant, and shall remain exercisable, in accordance with the applicable award agreement(s) and equity plan(s). In connection with your separation from employment, you shall be paid, in accordance with applicable law, the Employment Contract, and the Company’s regular payroll practices, all unpaid salary earned through the Separation Date, any amounts for accrued unused paid time off to which you are entitled through such date in accordance with Company policy and applicable law, and reimbursement of any properly incurred unreimbursed business expenses incurred through such date, less applicable deductions (together, the “Accrued Obligations”). As of the Separation Date, all salary payments from the Company will cease and any continuing benefits you were entitled to as of such date under Company-provided benefit plans, programs, or practices will terminate, except as required by applicable law or as otherwise specifically set forth in this letter agreement. Notwithstanding the foregoing, the Company retains the right to immediately terminate your employment prior to April 30, 2023 for Cause (as defined in the Employment Contract and pursuant to the procedures set forth therein) and, in such event, the date of such earlier termination shall become the Separation Date. For the avoidance of doubt, in the event of your valid termination for Cause prior to April 30, 2023, you will receive only the Accrued Obligations, and will not be eligible for or entitled to the severance benefits (as defined below) or any other payments or benefits following such termination.
2.
Severance Benefits – If you timely sign and return the waiver in Annex 1 and do not revoke your acceptance and you do not timely revoke your acceptance of paragraph 4(b) below, and provided you abide in all material respects by all of the obligations set forth herein (provided, that the Company shall provide you with written notice of any such failure to abide and not less than 30 days to cure, if curable, as determined by the Company in its good faith discretion), the Company will provide you with the severance benefits described in Section a of Exhibit A of the Employment Contract in accordance with the terms set forth in the Employment Contract (with such amounts calculated in accordance with Section a of Exhibit A to the Employment Contract, but with the amount of severance pay to be paid pursuant to Section a(i) reduced by $23,505). For the avoidance of doubt, the severance amount payable in accordance with Section a(i) of Exhibit A to the Employment Contract equals $582,063 gross (subject to applicable deductions), less $23,505, and the amount payable in accordance with Section a(iii) of Exhibit A to the Employment Contract equals $105,250 gross (subject to applicable deductions). The severance benefits described in this paragraph 2 shall be collectively referred to herein as the “severance benefits” and shall be paid as set forth in Section a of Exhibit A to the Employment Contract. For the avoidance of doubt, you will also receive your Discretionary Bonus for the 2022 calendar year in accordance with Section 6 of the Employment Contract if such bonus has not already been paid to you. You will not be eligible to receive any annual equity awards in your capacity as an employee of the Company in 2023; provided, however, that if you remain on the Inozyme Board on the date of the 2023 annual stockholder meeting of Inozyme, you will be eligible to receive an annual equity grant in accordance with the director compensation policy of Inozyme on such date and you will also be eligible to receive any additional compensation provided in accordance with the director compensation policy of Inozyme as in effect from time to time and, further provided that you will be eligible to receive the compensation and option grant described in Section 3(a) of the Consulting Agreement attached as Annex 2 in accordance with the terms and conditions described in this letter agreement and the Consulting Agreement. The Company shall provide you with tax equalization and tax accounting support as under past practice in connection with your tax return preparation for 2022 and 2023. You will not be eligible for, nor shall you have a right to receive, any payments or benefits from the Company or any other Group Company following the Separation Date other than as set forth in this paragraph.
3.
Release – In consideration of the severance benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors and partners (each in their individual and corporate capacities) and, in their capacities as such, stockholders, members, managers, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have through the date hereof against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to your employment with and/or separation from the Company and any other Group Company. This release shall not include any claims with respect to (i) accrued employee benefits, (ii) indemnification coverage that you may have now existing pursuant to the Company’s articles of incorporation or bylaws or under any applicable indemnification agreements or directors’ and officers’ liability insurance; provided, however, that nothing herein shall be construed as an acknowledgment or guaranty by the Company that you have any such rights to indemnification, nor does this letter agreement create any additional rights for you to indemnification, (iii) rights as an equity award holder or shareholder of the Company, (iv) the severance benefits, (v) any claims which cannot be released under applicable law and (vi) any claims for breach of this letter agreement. The Company on behalf of itself and its affiliates, subsidiaries, parent companies, predecessors, and successors hereby fully, forever, irrevocably and unconditionally releases, remises and discharges you from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that they ever had or now have through the date hereof against you; provided, however, that notwithstanding the foregoing, nothing in this release (i) releases you from your continuing obligations under the terms of this letter agreement or the Restrictive Covenants Agreement, (ii) shall prevent the Company from bringing claims to enforce this letter agreement or the Restrictive Covenants Agreement, or (iii) releases you from any claims arising out of or related to any embezzlement, fraudulent or criminal conduct, willful misconduct or gross negligence by you.
4.
Continuing Obligations –
a)
You acknowledge and reaffirm your confidentiality and non-disclosure obligations discussed on page 1 of this letter agreement, as well as any and all continuing obligations set forth in any previous agreement you may have with the Company or any other Group Company (including, as may be applicable and without limitation, the Restrictive Covenants Agreement), which survive your separation from employment with the Company and any other Group Company.
b)
As an express condition of your receipt of the severance benefits, you agree for a period of twelve (12) months following the Separation Date that you will not, without the prior written consent of the Company, in the geographic areas in which you provided services or had a material presence or influence at any time during your last two (2) years of employment (which, because you were a senior leader of the Company, includes anywhere that the Company does business), directly or indirectly, whether as an owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the passive holder of not more than 1% of the outstanding stock of a publicly-held company, engage or assist others in engaging in any business or enterprise that is competitive with the Company’s business, including but not limited to any business or enterprise that researches, develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service researched, developed, manufactured, marketed, licensed, sold or provided, or planned to be researched, developed, manufactured, marketed, licensed, sold or provided by the Company (a “Competitive Company”), if you would be performing job duties or services for the Competitive Company that are of a similar type that you performed for the Company or Inozyme Pharma, Inc. at any time during your last two (2) years of employment. For the avoidance of doubt, because you were a senior leader of the Company, you acknowledge that taking any leadership role in a Competitive Company would require you to perform job duties or services for the Competitive Company that are of a similar type that you performed for the Company or Inozyme Pharma, Inc. If any restriction set forth in the foregoing sentence is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. If you violate the non-competition provisions set forth in this paragraph, you shall continue to be bound by the restrictions set forth in such paragraph until a period of one year has expired without any violation of such provisions. You understand that you may revoke your agreement to this paragraph 4(b) for a period of seven (7) business days after you sign this letter agreement by notifying me in writing, and this paragraph 4(b) shall not be effective or enforceable until the expiration of this seven (7) business day revocation period.
5.
Non-Disparagement – You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 10 below, you will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company or any other Group Company, regarding the Company or any of the other Released Parties, or regarding the Company’s or any other Group Company's business affairs, business prospects, or financial condition. The Company and Inozyme will each instruct its officers and all members of its Board of Directors that they shall not, in public or private, make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements, whether orally or in writing (including, without limitation, online on any social media or networking site), to any person or entity concerning you (and the Company and Inozyme shall not make any official statements to such effect); provided, however, that the foregoing shall not be construed as requiring an instruction that any person refrain from making any truthful statement (or from similarly prohibiting the making any truthful official statement) concerning you in connection with any legitimate business need and/or to comply with or satisfy their or the Company’s or any Group Company’s disclosure, reporting or other obligations under applicable law. This paragraph does not in any way restrict or impede you (or the Company or Inozyme or their officers and directors) from (a) complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency (b) making truthful statements to rebut any false or misleading statements made about (x) you by the Company or any Group Company or any of their respective officers or members of their respective directors or (y) the Company or any Group Company or any of their respective officers or members of their respective directors by you, (c) making statements in confidence to a professional advisor for the purpose of securing professional advice or (d) making truthful statements in the course of a legal process between you and the Company or any Group Company.
6.
Cooperation –You agree that, to the extent permitted by law, for 36-months following the Separation Date, you shall cooperate reasonably upon reasonable notice taking into account your business and personal commitments with the Company and any other Group Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company or any other Group Company by a third party or by or on behalf of the Company or any other Group Company against any third party. Your reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s or other Group Company's counsel, at reasonable times designated by the Company or other Group Company, to investigate or prepare the Company’s or other Group Company's claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding and to act as a witness when requested by the Company or other Group Company. You shall be permitted to cooperate remotely unless you are required to appear to testify or upon reasonable request by the Company subject to your reasonable approval. You further agree that, to the extent permitted by law, you will notify the Company or other Group Company promptly in the event that you are served with a subpoena (other than a subpoena issued by a government agency), or in the event that you are asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company or other Group Company. The Company shall reimburse you for all reasonable expenses incurred with respect to such cooperation including travel expenses (at the same class as applicable as of the date hereof).
7.
Return of Company Property – You confirm that you have returned to the Company (or destroyed if instructed by the Company) all files, records, equipment and any other Company or other Group Company owned property in your possession or control, other than any such property needed to perform the services contemplated by the Consulting Agreement attached as Annex 2, and /or your service as a member of the Inozyme Board, as applicable, which you agree to return immediately if you do not enter into the Consulting Agreement or upon the termination of the Consulting Agreement and/or termination of your service on the Inozyme Board, as applicable; provided, however, that you may retain your laptop and cell phone previously provided by the Company, provided that the laptop and cell phone are wiped clean of any Company confidential information within 10 days of the termination of the Consulting Agreement. You further confirm that you have left intact all, and have otherwise not destroyed, deleted, or made inaccessible to the Company any, electronic Company or other Group Company documents, including, but not limited to, those that you developed or helped to develop during your employment. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts, except to the extent necessary to perform the services under the Consulting Agreement attached as Annex 2 and as agreed upon by the Company or your service as a member of the Inozyme Board. You shall be permitted to retain your contacts, calendar and personal correspondence and any information reasonably needed for personal tax return preparation.
8.
Business Expenses and Final Compensation – You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment until the date hereof and that no other reimbursements are owed to you. You further acknowledge that you have received payment in full for all services rendered as of the date hereof in conjunction with your employment by the Company and any other Group Company, including payment for all wages, bonuses, and accrued, unused vacation time, and that no other compensation is owed to you except as provided herein.
9.
Confidentiality –You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 10 below, the contents of the negotiations and discussions resulting in this letter agreement shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company. The Company also agrees to maintain as confidential the contents of the negotiations and discussions resulting in this letter agreement, unless otherwise required to be disclosed pursuant to applicable law or regulation or as reasonably necessary to its attorneys and accountants.
10.
Limitation of Disclosure Restrictions – Nothing in this letter agreement or elsewhere prohibits you from (a) communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings; or (b) making disclosures or communications to engage in protected, concerted activity or to otherwise exercise rights under Section 7 of the U.S. National Labor Relations Act, and you are not required to notify the Company of any such communications. Further, nothing in this letter agreement or elsewhere prohibits you from disclosing confidential or proprietary information solely (i) to a court or arbitral body or (ii) to your attorneys, in either case to the extent reasonably necessary to enforce the rights or perform the obligations of, or defend claims against, you under this letter agreement or any agreement entered into in connection with this letter agreement, or (iii) to the minimum extent required by laws, rules, regulations or binding orders of courts or arbitrators (each, a “Legal Requirement”); provided that, in the case of any use or disclosure described in clauses (i), (ii), or (iii), you shall use your reasonable efforts to limit the scope of disclosure, and, in the case of any use or disclosure described in clauses (i) or (iii), you shall (A) seek available confidential treatment available under applicable law prior to such disclosure, (B) to the extent not prohibited by any such Legal Requirement, provide the Company with prior written notice of the proposed disclosure, specifying the precise scope of disclosure and the reason for such disclosure, and (C) to the extent not prohibited by any such Legal Requirement, provide the Company with a reasonable opportunity to contest such disclosure or to seek confidential treatment from the applicable court or arbitral body. Notwithstanding the foregoing in this paragraph, nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the U.S. Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
11.
Amendment and Waiver – This letter agreement and Annex 1 shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement and Annex 1 are binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. No delay or omission by the Company in exercising any right under this letter agreement or Annex 1 shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
12.
Validity – Should any provision of this letter agreement or Annex 1 be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement or Annex 1.
13.
Nature of Agreement – You understand and agree that this letter agreement, including Annex 1, is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or any other Group Company or by you.
14.
Voluntary Assent – You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement and Annex 1, and that you fully understand the meaning and intent of this letter agreement and Annex 1. You further state and represent that you have carefully read this letter agreement and Annex 1, understand the contents therein, freely and voluntarily assent to all of the terms and conditions thereof, and sign your name of your own free act.

15.
Applicable Law; Equitable Remedies – This letter agreement and Annex 1 shall be interpreted and construed by the substantive laws of Switzerland, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of Herrliberg, Switzerland, over any suit, action or other proceeding arising out of, under or in connection with this letter agreement and Annex 1 or the subject matter thereof. Further, you acknowledge that the restrictions referenced and contained in paragraphs 4 and 5 of this letter agreement are necessary for the protection of the business and goodwill of the Company and are considered by you to be reasonable for such purpose. You agree that any breach or threatened breach of such provisions is likely to cause the Company and/or the Group substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, you agree that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach without posting a bond and the right to specific performance of such provisions and you hereby waive the adequacy of a remedy at law as a defense to such relief.
16.
Entire Agreement – This letter agreement, including Annex 1, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and any payments upon your separation from employment and the settlement of claims against the Company and any other Group Company and cancels all previous oral and written negotiations, agreements, and commitments in connection therewith. Notwithstanding the foregoing, if any of the restrictions contained in paragraph 4(b) above conflict with the restrictions contained in any other restrictive covenant agreement executed by you, such conflict will be resolved in the manner most protective of the Company and the Group. For the avoidance of doubt, any indemnification agreement or policy and directors’ and officers’ insurance policy between you and the Company or any other Group Company shall continue in full force and effect in accordance with the applicable terms and conditions of such agreement or policy, including any tail period, and is hereby acknowledged and reaffirmed by the Company; provided, however, that nothing herein shall be construed as an acknowledgment or guaranty by the Company that you have any such rights to indemnification, nor does this letter agreement create any additional rights for you to indemnification.
17.
Tax Acknowledgement – In connection with the severance benefits, you shall be responsible for all applicable taxes with respect to such severance benefits under applicable law. You acknowledge that you are not relying upon the advice or representation of the Company with respect to the tax treatment of the severance benefits.
18.
Legal Fees – The Company shall reimburse you for reasonable legal fees in connection with the negotiation of this letter agreement and the Consulting Agreement in an amount not to exceed $25,000, less applicable taxes and withholdings.

Very truly yours,

Inozyme Pharma, Inc.

By: /s/ Sanjay Subramanian

Sanjay Subramanian

Chief Financial Officer

Inozyme Pharma Switzerland GmbH

By: /s/ Axel Bolte

Axel Bolte

Chief Executive Officer

I (and the Company and Inozyme) hereby agree to the terms and conditions set forth above. I (and the Company and Inozyme) intend that this letter agreement is a binding agreement between me and the Company and Inozyme. I further understand that the severance benefits described in paragraph 2 above are conditioned upon my timely execution and return and non-revocation of the waiver in Annex 1, as well my non-revocation of paragraph 4(b) above.

/s/ Axel Bolte 3/21/2023_____________________________

Axel Bolte Date

Annex 1: Waiver

Whereas I, the undersigned, Axel Bolte, confirm that my employment relationship with Inozyme Pharma Switzerland GmbH came to an end on April 30, 2023.

I note that Inozyme Pharma Switzerland GmbH offered me severance benefits subject to me adhering to the obligations set out in the letter agreement signed on March 21, 2023 and waiving all other claims against Inozyme Pharma Switzerland GmbH and its affiliates, subsidiaries, parent companies, predecessors, and successors, including, but not limited to, Inozyme Pharma, Inc., and all of their respective past and present officers, directors, stockholders, partners, members, managers, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”).

I herewith confirm the validity of and undertakings in said letter agreement and confirm that I have no other claims of any kind whatsoever against Inozyme Pharma Switzerland GmbH and/or any other of the Released Parties. Alternatively, I herewith waive all claims that I could still have against the above-mentioned entities and individuals. For the avoidance of doubt, this waiver of claims applies to all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that I ever had or now have through the date hereof against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to my employment with and/or separation from Inozyme Pharma Switzerland GmbH and its affiliates, subsidiaries, parent companies, predecessors, and successors, including, but not limited to, Inozyme Pharma, Inc., including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or relating to the Employment Contract); all claims to any non-vested ownership interest in Inozyme Pharma Switzerland GmbH and its affiliates, subsidiaries, parent companies, predecessors, and successors, including, but not limited to, Inozyme Pharma, Inc., contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of my employment with and/or separation from Inozyme Pharma Switzerland GmbH and its affiliates, subsidiaries, parent companies, predecessors, and successors, including, but not limited to, Inozyme Pharma, Inc. (including a claim for retaliation) under any common law theory or any Swiss or U.S. federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this waiver (a) prevents me from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that I acknowledge that I may not recover any monetary benefits in connection with any such claim, charge, investigation, or proceeding, and I further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such claim, charge, investigation or proceeding), or (b) releases any claims I may have to (i) the severance benefits described in paragraph 2 of the letter agreement, (ii) accrued employee benefits, (iii) indemnification coverage that I may have now existing pursuant to the Company’s articles of incorporation or bylaws or under any applicable indemnification agreement or directors’ and officers’ liability insurance; provided, however, that nothing herein shall be construed as an acknowledgment or guaranty by the Company that I have any such rights to indemnification, nor does this agreement create any additional rights for me to indemnification, (iv) rights as an equity award holder or shareholder of the Company, and (v) any claims which cannot be released under applicable law.

I also confirm that I have returned any device that was made available to me during my employment and any data related to the business of Inozyme Pharma Switzerland GmbH or any of the Released Parties, without having made any backup or copy, and that I cleaned up my workstation, emptied all my cupboards and all client related information has been correctly and sufficiently archived; provided, however, that I may retain the laptop and cell phone previously provided to me by the Company in accordance with the terms of paragraph 7 of the letter agreement.

I acknowledge that I have been given at least twenty-one (21) days to consider this Annex, and that Inozyme Pharma Switzerland GmbH is hereby advising me to consult with an attorney of my own choosing prior to signing this Annex. I understand that I may revoke my agreement to this Annex for a period of seven (7) days after I sign it by notifying Inozyme Pharma Switzerland GmbH in writing, and the Annex shall not be effective or enforceable until the expiration of this seven (7) day revocation period. I understand and agree that by entering into this Annex, I am waiving any and all rights or claims I might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that I have received consideration beyond that to which I was previously entitled. I state and represent that I have had an opportunity to fully discuss and review the terms of this Annex with an attorney.

This waiver shall be signed and returned to Inozyme Pharma Switzerland GmbH, c/o Inozyme Pharma, Inc., attn. Chief Financial Officer, on but no earlier than May 31, 2023.

Place and Date: _____________________________

_________________________________

Axel Bolte

Annex 2: Consulting Agreement

Incorporated by reference to Exhibit 10.3 of this Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on May 9, 2023